UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010
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OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
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Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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1661 Worthington Road
Suite 100
West Palm Beach, Florida 33409
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 28, 2010, Barclays Bank PLC, a corporation organized under the laws of England and Wales (the “Parent”), Barclays Capital Real Estate Inc., a corporation organized under the laws of the State of Delaware (“BCRE” and, together with the Parent, the “Sellers”), Ocwen Loan Servicing, LLC, a limited liability company organized under the laws of Delaware (the “Purchaser”), and Ocwen Financial Corporation, a corporation organized under the laws of the State of Florida (the “Purchaser Parent”), entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which, among other things, the Purchaser has agreed to acquire (the “Transaction”) the Sellers’ U.S. non-prime mortgage servicing business known as “HomEq Servicing” (the “Business”), including, but not limited to, the mortgage servicing rights and associated servicer advances of the Business, as well as the servicing platform based in Sacramento, California and Raleigh, North Carolina.

The aggregate purchase price is approximately $1.3 billion, payable in cash upon consummation of the Transaction, and is equal to the sum of (i) the mortgage servicing rights purchase price equal to approximately $118 million as of March 31, 2010, plus (ii) the servicer advances purchase price equal to approximately $1.16 billion as of March 31, 2010, plus (iii) the platform purchase price equal to approximately $51.8 million as of March 31, 2010, minus (iv) $41,272,692, minus (v) a $3.5 million holdback for servicing advances purchased on low balance pools. The purchase price is subject to adjustment mechanisms and repurchase rights in limited circumstances, including based on the unpaid principal balance of the servicing portfolio, the value of the mortgage servicing rights and servicer advances of the Business at the closing and the cost of the servicing advance facility to be provided by the Parent.

As part of the Transaction, the Parent has committed, subject to customary conditions, to provide the Purchaser with approximately $1.045 billion in secured financing in the form of an approximately $905 million servicing advance facility (with the final amount being based on rating agency levels) to be provided by an affiliate of the Parent and a senior secured term loan facility of approximately $140 million to be provided by the Parent. The Purchaser Parent and the Purchaser have separately engaged Barclays Capital to arrange a senior secured term loan facility of up to $400 million to replace the senior secured term loan facility committed by the Parent, to provide additional acquisition financing and for other corporate purposes.

Each of the Sellers and the Purchaser has made representations and warranties in the Agreement. The Sellers have agreed to various covenants and agreements, including, among other things, (i) to conduct the Business in the ordinary course of business consistent with past practice during the interim period between the execution of the Agreement and the consummation of the Transaction and (ii) to engage accountants to conduct an audit of the carve-out financials of the Business as of December 31, 2009, 2008 and for the years ended December 31, 2009, 2008 and 2007 (the “Audited Carve-Out Financials”). The Purchaser has also agreed to various covenants and agreements, including, among other things, to use reasonable best efforts to obtain debt or equity financing in an aggregate amount that is sufficient, when taken together with the approximately $905 million servicing advance facility that the Parent has agreed to provide through an affiliate to the Purchaser, to pay the full amount of the purchase price and terminate the commitment of the Parent to provide the approximately $140 million senior secured term loan facility.

Consummation of the Transaction is subject to closing conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of legal impediments or an injunction, (iii) receipt of required consents, (iv) to the extent required by any securitization servicing agreement with respect to the transfer of such agreement to the Purchaser, all rating agency affirmation letters, (v) subject to materiality exceptions, the accuracy of the representations and warranties made by the Sellers and the Purchaser, respectively, and compliance by the Sellers and the Purchaser with their respective obligations under the Agreement, (vi) at the Sellers’ request, Standard & Poor’s assigning “AAA” ratings to the notes issued under the servicing advance facility to be provided by the Parent in connection with the Transaction, with the advance rates for such “AAA” notes being at least 65%, (vii) the execution by the Sellers of the servicing advance facility and the senior secured term loan facility (provided that the Purchaser cannot assert these conditions if any of the conditions precedent (other than the material adverse change condition) related to these facilities have not been satisfied or, with respect to the senior secured term loan facility, if the Purchaser or the Purchaser Parent terminates the commitment of the Parent to provide the senior secured term loan facility or the Purchaser obtains alternative financing) and (viii) the Purchaser having received the Audited Carve-Out Financials at least 45 days prior to the closing date (provided that the Purchaser can assert this closing condition only if the Purchaser has complied with its covenants to use reasonable best efforts to obtain financing and other covenants related to the Audited Carve-Out Financials). Unless agreed to by the parties, the Transaction will be consummated no earlier than 90 days from the signing of the Agreement.

The Agreement contains specified termination rights for the parties. Among other circumstances, the Agreement may be terminated by either the Parent or the Purchaser if the closing has not occurred by October 2, 2010 (the “Termination Date”); provided, that if the Audited Carve-Out Financials are not delivered to the Purchaser by August 15, 2010, the Termination Date will be automatically extended to the earlier of December 2, 2010 and the second business day of the first month following the date that is 45 days after the date on which the Audited Carve-Out Financials are delivered. In addition, if the Purchaser does not have sufficient financing by October 1, 2010 or November 1, 2010 (and the Purchaser has complied in all material respects with its covenant to use reasonable best efforts to obtain sufficient financing), the Termination Date will be automatically extended to November 2, 2010 and December 2, 2010, respectively. If all the conditions to the Agreement are satisfied (except for the conditions relating to execution by the Sellers of the servicing advance facility and the senior secured term loan facility), the Purchaser has complied in all material respects with its covenant to use reasonable best efforts to obtain financing, except if such condition is waived by the Sellers, and the Transaction has not been consummated on or prior to the Termination Date (or the date to which the Termination Date may be extended) due to the fact that the Purchaser does not have sufficient financing, then the Agreement may be terminated by either the Purchaser or the Parent, in which case the Purchaser would be required to pay the Sellers a termination fee of $25 million.

The foregoing description of the Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Purchaser, the Purchaser Parent, the Sellers or any of their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Purchaser, the Purchaser Parent, the Sellers or any of their respective subsidiaries and affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Parent and the Purchaser Parent.

Forward-Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed Transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the parties and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

Risks and uncertainties include uncertainties as to the timing of the consummation of the Transaction; the possibility that the Transaction may not close, including, but not limited to, due to the failure to obtain financing or to satisfy the closing conditions; the effects of disruption from the Transaction making it more difficult to maintain business and operational relationships; as well as the risk of new and changing regulation and policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Purchaser Parent’s and the Parent’s public disclosure filings with the Securities and Exchange Commission (the “SEC”). The Purchaser Parent disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the period covered by this report or otherwise. Copies of the Purchaser Parent’s and Parent’s SEC filings are available at the SEC’s website at www.sec.gov.

Item 7.01	Regulation FD Disclosure.

Ocwen Financial Corporation (the “Company”) is furnishing under this Item 7.01 a presentation provided by the Company’s management on June 1, 2010 to certain investors of the Company regarding the Transaction. This information is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(a)-(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

2.1
Asset Purchase Agreement, dated as of May 28, 2010, among Barclays Bank PLC, Barclays Capital Real Estate Inc., Ocwen Loan Servicing, LLC and Ocwen Financial Corporation.

[The schedules referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.]

99.1	Ocwen Acquisition Update, dated June 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION

By:	/s/ David J. Gunter
David J. Gunter Executive Vice President, Chief Financial Officer and Chief Accounting Officer (On behalf of the Registrant and as its principal financial officer)

Date:  June 2, 2010